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                                 EXHIBIT (99-4)


      Directors and Officers (Third) Excess Liability Binder of Insurance
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                                                                    Exhibit 99-4

[CHUBB LOGO]     CHUBB ATLANTIC INDEMNITY LTD.
                 LOCATION: BELVADENE BUILDING, 89 PITT'S RAY ROAD,
                 PEMBROKE HM 08, BERMUDA
                 MAILING: SUITE 773, 345 PARIA-VILLA ROAD,
                 HAMILTON HM 11, BERMUDA
                 PHONE: (441) 292-7343 - FACSIMILE: (441) 296-1728
                 WWW.CHUBBATLANTIC.BM

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                    EXCESS DIRECTORS AND OFFICERS LIABILITY
                           SIDE A AND SIDE B COVERAGE
                                 RENEWAL BINDER

THIS CERTIFIES THAT pending the issuance of a Policy in the form described below, Chubb Atlantic Indemnity Ltd., hereinafter called the Company, is binding coverage described as follows:

1.   INSURED        The Proctor & Gamble Company
     Address:       One P&G Plaza
                    Cincinnati, Ohio
                    U.S.A. 45202

2.   PRODUCER       H&H Park International Limited
     Attn:          Mr. Marty Svenson
     Address:       Bermuda Commercial Bank Building
                    44 Church Street, PO Box HM 2064
                    Hamilton HM HX
                    Bermuda

3.   POLICY NO.     (02) 3310-04-49

4.   POLICY PERIOD
     From:     June 30, 2001                To:   June 30, 2002
     (12:01 a.m. Standard Time on both dates, at the address of the entity stated in Item 1 this Binder)

5.   TERM OF BINDER
     Effective:     June 30, 2000       Expires:  October 15, 2001
     (12:01 a.m. Standard Time on both dates, at the address of the entity stated in Item 1 this Binder)

6.   ANNUAL PREMIUM           $145,000

7.   POLICY FORM NO/TYPE      Chubb Atlantic Indemnity Ltd. Excess Follow Form
                              D&O policy

8.   LIMITED OF LIABILITY     $25,000,000 Annual Aggregate Limit of Liability
                              for the Policy Period Excess of the Underlying
                              Insurance shown in Item 9





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9.   UNDERLYING INSURANCE     a. Each Claim Limit      $95,000,000 Side A
                                                       $120,000,000 Side B & C

                              b. Aggregate Limit       $95,000,000 Side A
                                                       $120,000,000 Side B & C


10.  FOLLOWING FORM OF:       XL policy wording (which cite excess of CODA
                              primary policy).

11.  ENDORSEMENTS

     (a) Pending or Prior Litigation at June 30, 1994 with respect to side A coverage only;
     (b) Amended Limit of Liability;
     (c) Bermuda Law & Arbitration wording;
     (d) Pending and Prior Litigation exclusion as at June 30 2001 with respect to Side B & C coverage.

12. THIS BINDER WILL NOT BE EXTENDED NOR WILL A POLICY BE ISSUED UNLESS THE FOLLOWING CONDITIONS HAVE BEEN SATISFIED:

     - Receipt, review and acceptance of a signed warranty statement with regard to Side B & C coverage and
     - Receipt of the binders for the underlying policies to be submitted to Chubb Atlantic Indemnity Ltd.

THE TERMS AND CONDITIONS GIVEN ABOVE ARE SUBJECT TO CHANGE OR WITHDRAWAL BASED UPON REVIEW OF THE ADDITIONAL INFORMATION REQUESTED.

It is expressly stipulated that except as otherwise provided herein the coverage provided by this binder is subject to all of the terms and conditions of the quotation letter of May 14, 2001, and attachments thereto issued by the Company.
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This binder may be cancelled at any time by the entity referred to in Item 1 by giving written notice of cancellation to the Company. This binder may be cancelled at any time by the Company upon ten (10) days written notice of cancellation to the entity referred to in Item 1 or its agent. This binder shall terminate automatically upon the expiration date shown above, or upon issuance of the policy, whichever occurs first. A short rate premium charge will be made for this binder unless the policy is issued by the Company and accepted by the entity referred to above. The Company reserves the right to modify the policy's terms and conditions upon underwriting review of any information received.

/s/ Rachel Thomson                 June 28, 2001
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Authorized Representative          Date